EXHIBIT 23.2

Consent of Independent Certified Public Accountants

West Coast Realty Investors, Inc.
Menlo Park, California

We hereby consent to the incorporation by reference as part of this Registration Statement of our report dated February 8, 2002, relating to the consolidated financial statements and schedules of West Coast Realty Investors, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ BDO Seidman, LLP

Los Angeles, California
February 11, 2003